Exhibit 99.4

NORTHERN GRAPHITE CORPORATION

Suite 201, 290 Picton Avenue

Ottawa, Ontario K1Z 8P8

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an annual and special meeting of the shareholders (the “Meeting”) of Northern Graphite Corporation (the “Corporation”) will be held at the offices of Wildeboer Dellelce LLP, Suite 800, Wildeboer Dellelce Place, 365 Bay Street, Toronto, ON M5H 2V1 on August 17, 2011, at 1:00 p.m. (EDT) for the following purposes:

1.	to receive the audited financial statements of the Corporation for the fiscal year ended December 31, 2010, together with the report of the auditors thereon;

2.	to elect the directors of the Corporation for the ensuing year;

3.	to appoint Meyers Norris Penny LLP, Chartered Accountants, as auditors of the Corporation and to authorize the directors of the Corporation to fix the auditors’ remuneration;

4.

to consider and, if deemed appropriate, to pass, with or without variation, a resolution approving the Corporation’s stock option plan, as more particularly described in the accompanying management information circular; and

5.	to transact such further or other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The nature of the business to be transacted at the Meeting is described in further detail in the accompanying management information circular.

The record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting is at the close of business on July 11, 2011 (the “Record Date”). Shareholders whose names have been entered in the register of shareholders at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting.

A shareholder may attend the Meeting in person or may be represented by proxy. Shareholders who are unable to attend the Meeting, or any adjournment thereof in person are requested to date, sign and return the accompanying form of proxy for use at the Meeting or any adjournment thereof. To be effective, the enclosed form of proxy must be deposited with the Corporation’s registrar and transfer agent, Equity Financial Trust Company, Proxy Department, at 200 University Avenue, Suite 400, Toronto, Ontario, M5H 4H1, facsimile: (416) 361-0470, no later than 4:00 p.m. (EDT) on August 15, 2011 or at least 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of Ontario) before any adjournment or postponement of the Meeting.

The instrument appointing a proxy shall be in writing and shall be executed by the shareholder or the shareholder’s attorney authorized in writing or, if the shareholder is a company, under its corporate seal by an officer or attorney thereof duly authorized.

The persons named in the enclosed form of proxy are directors and/or officers of the Corporation. Each shareholder of the Corporation has the right to appoint a proxyholder other than such persons, who need not be a shareholder, to attend and to act for such shareholder and on such shareholder’s behalf at the Meeting. To exercise such right, the names of the nominees of management should be crossed out and the name of the shareholder’s appointee should be legibly printed in the blank space provided.

DATED at Ottawa, Ontario as of the 11th day of July, 2011.

BY ORDER OF THE BOARD OF DIRECTORS

“Gregory B. Bowes”

Gregory B. Bowes Chief Executive Officer

ii

NORTHERN GRAPHITE CORPORATION

Suite 201, 290 Picton Avenue

Ottawa, Ontario K1Z 8P9

MANAGEMENT INFORMATION CIRCULAR

Dated July 11, 2011

SOLICITATION OF PROXIES

THIS MANAGEMENT INFORMATION CIRCULAR (the “Circular”) is furnished in connection with the solicitation by the management of Northern Graphite Corporation (the “Corporation”) of proxies to be used at the annual and special meeting of shareholders (the “Meeting”) of the Corporation to be held at the time and place and for the purposes set forth in the enclosed notice of annual and special meeting of shareholders (the “Notice of Meeting”). While it is expected that the solicitation will be primarily by mail, proxies may also be solicited personally by regular employees of the Corporation at nominal cost. The cost of solicitation by management will be borne directly by the Corporation. The information contained herein is given as of July 11, 2011, unless indicated otherwise.

The Corporation may pay the reasonable costs incurred by persons and companies who are the registered owners of common shares of the Corporation (the “Common Shares”) (such as brokers, dealers, other registrants under applicable securities laws, nominees and/or custodians) in sending or delivering copies of the Notice of Meeting, this Circular and the form of proxy (collectively, the “Meeting Materials”) to the beneficial owners of such Common Shares. The Corporation will provide, without cost to such persons and companies, upon request to the Secretary of the Corporation, additional copies of the Meeting Materials required for this purpose.

A quorum for the transaction of business at the Meeting shall be present if there are two or more persons present in person, each being a shareholder entitled to vote or a duly appointed proxyholder, and together holding or representing by proxy not less than 10% of the outstanding Common Shares entitled to vote at the Meeting.

NON-REGISTERED HOLDERS

Only registered holders of Common Shares as at July 11, 2011 (the “Shareholders”) or the persons they appoint as their proxies are permitted to vote at the Meeting. However, in many cases, Common Shares beneficially owned by a person (a “Non-Registered Holder”) are registered either: (i) in the name of an intermediary (an “Intermediary”) with whom the Non-Registered Holder deals in respect of the Common Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (ii) in the name of a clearing agency (such as CDS Clearing and Depository Services Inc.) of which the Intermediary is a participant. In accordance with the requirements of National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer, the Corporation will have distributed copies of the Meeting Materials to Intermediaries and clearing agencies for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders. Non-Registered Holders will be given, in substitution for the form of proxy otherwise contained in the Meeting Materials, a request for voting instructions (the “voting instructions form”) which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary, will constitute voting instructions which the Intermediary must follow.

The purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Common Shares they beneficially own. Should a Non-Registered Holder who receives the voting instructions form wish to vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should so indicate in the place provided for that purpose in the voting instructions form and a form of proxy will be sent to the Non-Registered Holder by the applicable Intermediary.

Non-Registered Holders should ensure that instructions respecting the voting of their Common Shares are communicated in a timely manner and in accordance with the instructions provided by their Intermediary. Every Intermediary has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Non-Registered Holders in order to ensure that their Common Shares are voted at the Meeting.

Although a Non-Registered Holder may not be recognized directly at the Meeting for the purpose of voting Common Shares registered in the name of their Intermediary, a Non-Registered Holder may attend the Meeting as proxyholder for the Intermediary and vote the Common Shares in that capacity. Non-Registered Holders who wish to attend the Meeting and indirectly vote their Common Shares as a proxyholder, should enter their own names in the blank space on the form of proxy or voting instruction form provided to them by their Intermediary and return the same in accordance with the instructions provided by their Intermediary well in advance of the Meeting.

In any event, Non-Registered Holders should carefully follow the instructions of their Intermediary set out in the voting instructions form, including those regarding when and where the form of proxy or voting instruction form is to be delivered.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy are directors and/or officers of the Corporation. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT HIM, HER OR IT AT THE MEETING MAY DO SO either by inserting such person’s name in the blank space provided in the form of proxy and crossing out the names of the nominees of management, or by completing another proper form of proxy and, in either case, depositing the completed proxy at the office of the Corporation’s registrar and transfer agent, Equity Financial Trust Company, Proxy Department, at 200 University Avenue, Suite 400, Toronto, Ontario, M5H 4H1, facsimile: (416) 361-0470, no later than 4:00 p.m. (EDT) on August 15, 2011 or at least 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of Ontario) before any adjournment or postponement of the Meeting, or delivering the completed proxy to the Chairman of the Meeting on the day of the Meeting or any adjournment or postponement thereof prior to the time of voting.

A Shareholder who has given a proxy has the power to revoke it as to any matter on which a vote has not already been cast pursuant to the authority conferred by such proxy and may do so either:

1.	by delivering another properly executed form of proxy bearing a later date and depositing it as described above;

2.

by depositing an instrument in writing revoking the proxy executed by him, her or it: (a) with Equity Financial Trust Company at the address and/or facsimile above, at any time up to and prior to the close of business on the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used; or (b) with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof, prior to the commencement of the Meeting or any adjournment thereof, as applicable; or

3.	in any other manner permitted by law.

Only a Shareholder has the right to revoke a proxy. A Non-Registered Holder who wishes to change his, her or its vote must arrange for the Intermediary to revoke the proxy on his, her or its behalf in accordance with the instructions of such Intermediary set out in the voting instructions form.

A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

In the event of a strike, lockout or other work stoppage involving postal employees, all documents required to be delivered by a shareholder should be delivered by facsimile to Equity Financial Trust Company at (416) 361-0470.

EXERCISE OF DISCRETION BY PROXIES

The Common Shares represented by proxies in favour of management nominees or any appointed nominees will be voted for, withheld from voting or voted against in accordance with the instructions of the Shareholder on any ballot that may be called for and, if a Shareholder specifies a choice with respect to any matter to be acted upon at the Meeting, the Common Shares represented by the proxy shall be voted accordingly. WHERE NO CHOICE IS SPECIFIED, THE PROXY WILL CONFER DISCRETIONARY AUTHORITY AND WILL BE VOTED FOR THE ELECTION OF THE NOMINEE DIRECTORS, THE APPOINTMENT OF AUDITORS AND THE AUTHORIZATION OF THE DIRECTORS TO FIX THE AUDITORS’ REMUNERATION, AND FOR EACH ITEM OF SPECIAL BUSINESS, AS STATED ELSEWHERE IN THIS CIRCULAR.

THE ENCLOSED FORM OF PROXY ALSO CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED THEREIN TO VOTE WITH RESPECT TO ANY AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING IN SUCH MANNER AS SUCH NOMINEE IN HIS JUDGMENT MAY DETERMINE. At the time of printing this Circular, the management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting.

INTEREST OF CERTAIN PERSONS OR COMPANIES

IN MATTERS TO BE ACTED UPON

No person who has been a director or executive officer of the Corporation at any time since the beginning of its last completed financial year, no proposed nominee for election as a director of the Corporation and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, other than the election of directors and the approval of the stock option plan of the Corporation as disclosed in this Circular.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The authorized capital of the Corporation consists of an unlimited number of Common Shares. As at the date of this Circular, the Corporation had 31,575,405 Common Shares issued and outstanding. Each Common Share entitles the holder thereof to one vote on all matters to be acted upon at the Meeting.

The record date for the purpose of determining the Shareholders entitled to receive the Notice of Meeting and to vote at the Meeting has been fixed as July 11, 2011 (the “Record Date”). In accordance with the provisions of the Business Corporations Act (Ontario), the Corporation will prepare a list of Shareholders as at the close of business on the Record Date. Each holder of Common Shares named in the list will be entitled to vote, on all resolutions put forth at the Meeting for which such Shareholder is entitled to vote, the shares shown opposite his or her name on such list. The failure of a Shareholder to receive the Notice of Meeting does not deprive him, her or it of the right to vote at the Meeting.

To the knowledge of the directors and executive officers of the Corporation, as at the date of this Circular, no person or company beneficially owns, or exercises control or direction over, directly or indirectly, securities carrying 10% or more of the voting rights attached to any class of outstanding voting securities of the Corporation, other than Industrial Minerals Inc., which, as of the date hereof, beneficially and directly owns 9,750,000 Common Shares, representing approximately 30.9% of the issued and outstanding Common Shares.

MATTERS TO BE ACTED UPON AT THE MEETING

Financial Statements

The audited financial statements of the Corporation for the fiscal year ended December 31, 2010 together with the auditors’ report thereon will be presented to the Shareholders at the Meeting.

Appointment and Remuneration of Auditors

The Shareholders will be asked at the Meeting to pass a resolution appointing Meyers Norris Penny LLP, Chartered Accountants, the present auditors, as auditors of the Corporation. Meyers Norris Penny LLP, Chartered Accountants were first appointed as auditors of the Corporation on March 1, 2010.

Unless authority to do so is withheld, the persons named in the accompanying proxy intend to vote FOR the appointment of Meyers Norris Penny LLP, Chartered Accountants as auditors of the Corporation to hold office until the next annual meeting of shareholders, and to authorize the directors to fix the auditors’ remuneration. A majority of the votes cast by Shareholders at the Meeting is required to approve the appointment of the auditors and to authorize the directors to fix their remuneration.

Election of Directors

The articles of the Corporation provide for a minimum of one and a maximum of ten directors. The Board of Directors has fixed the number of directors to be elected at the Meeting at six. It is proposed that each of the nominees whose name appears below (the “Nominees”) be elected as a director at the Meeting. Management does not contemplate that any of the Nominees will be unable to serve as a director of the Corporation. Each elected director will hold office from the date on which he is elected until the close of the next annual meeting of shareholders of the Corporation or until his successor is duly elected or appointed unless his office is earlier vacated in accordance with the Corporation’s by-laws. Unless authority to do so is withheld, the persons named in the accompanying proxy intend to vote FOR the election of the Nominees as directors of the Corporation.

The following table provides the names of the Nominees, their municipalities of residence, all positions and offices in the Corporation held by each of them, their principal occupations, the date on which each was first elected a director of the Corporation and the approximate number of Common Shares that are beneficially owned, or controlled or directed, directly or indirectly, by each Nominee. Information regarding the principal occupation, business or employment of each Nominee within the preceding five years is set out following such table.

	September 30,	September 30,	September 30,
Name, Municipality of Residence and Position with the Corporation	Principal Occupation	Director Since	Common Shares Beneficially Owned Directly or Indirectly or Controlled
Gregory B. Bowes Carleton Place, Ontario Chief Executive Officer and director	Chief Executive Officer and a director of the Corporation.	July 9, 2008	655,714	(4)

Ronald N. Little (1) (3) Ottawa, Ontario Director	President, CEO and a director of Orezone Gold Corporation.	June 24, 2010	642,857	(5)

Jay Chmelauskas (1)(2) Vancouver, British Columbia Director	President, Western Lithium Corp.	September 7, 2010	10,000

K. Sethu Raman, Ph.D (2) (3) Toronto, Ontario Director	Independent mining consultant.	September 7, 2010	142,857

Iain Scarr (3) Highlands Ranch, Colorado Director	Vice-President — Development, Lithium One Inc.	September 7, 2010	10,000

Donald H. Christie, CA(1) (2) Toronto, Ontario Director	Partner and Chief Financial Officer, Alexander Capital Group.	August 17, 2010	100,000

Notes:

(1)	Member of Audit Committee.

(2)	Member of Compensation and Nomination Committee.

(3)	Member of Corporate Governance Committee.

(4)

170,000 Common Shares are held by Gregory Bowes, 285,714 Common Shares are held by Bowes & Company, Management Ltd., which is owned and controlled by Gregory Bowes and his family, and 200,000 Common Shares are owned by his spouse.

(5)	442,857 are held by Ron Little and 200,000 Common Shares are owned by his spouse.

Each director will hold office until the Corporation’s next annual meeting or until a successor is elected or appointed. As a group, the directors and senior officers beneficially own, directly or indirectly, or exercise control or direction over an aggregate of 1,561,428 Common Shares, representing 4.9% of the issued and outstanding Common Shares.

The following is biographical information relating to the directors and senior officers of the Corporation, including their principal occupations for the past five years:

Gregory B. Bowes, B.Sc. (Geology), MBA — CEO and Director. Mr. Bowes (age 56) has over 25 years of experience in the resource and engineering industries. He holds an MBA from Queens University and an Honours B.Sc., Geology degree from the University of Waterloo. Mr. Bowes was Senior Vice President of Orezone Gold Corporation (ORE:TSX) from February 2009 to June 2010, and was Vice President, Corporate Development of its predecessor, Orezone Resources Inc., from January 2004 until September 2005 and was Chief Financial Officer from October 2005 to March 2007, and from April 2008 to February 2009. From December 2006 until April 2008, Mr. Bowes served as President, CEO and a director of San Anton Resource Corporation (SNN:TSX). Mr. Bowes is a director of Industrial Minerals and Mazorro Resources Inc. It is anticipated that Mr. Bowes will devote substantially all of his time and effort to the affairs of the Corporation. Mr. Bowes’ services to the Corporation are provided as an independent contractor and he had not entered into a non-competition or non-disclosure agreement with the Corporation as at December 31, 2010. Effective May 1st, 2011, Mr. Bowes entered an employment agreement with the Corporation that included typical non-competition and non-disclosure terms. See “Executive Compensation — Employment Agreements and Management Contracts”.

Iain Scarr, B.Sc. (Geology), MBA — Director. Mr. Scarr is founder and principal of IMEx Consulting which provides business development, mining and marketing services to the industrial minerals industry. Mr. Scarr is Vice President, Corporate Development of Lithium One Inc. and spent 30 years with Rio Tinto Exploration and was most recently Commercial Director and VP Exploration, Industrial Minerals Division. He holds a B.Sc. in Earth Sciences from California State Polytechnic University and MBA from Marshall School of Business at the University of Southern California.

Ronald N. Little, P.Eng — Director. Mr. Little is the President, CEO and a director of Orezone Gold Corporation (ORE:TSX). Mr. Little has more than 20 years of experience, at senior levels, in mineral exploration, mine development, mine operations and capital markets. He spent the last 15 years focused on African projects where he was responsible for over $1.2 billion of transactions with the predecessor company Orezone Resources Inc. Mr. Little has held directorships with other public and private companies and held senior operating positions in both major and junior gold producing companies.

Jay Chmelauskas, B.A.Sc, MBA — Director. Mr. Chmelauskas is President of Western Lithium Corp. and was previously President and CEO of China Gold International Resources Corp. Ltd. (formerly Jinshan Gold Mines) where he successfully managed and led the company during all phases of the commissioning of one of China’s largest open pit gold mines. Mr. Chmelauskas has considerable experience in the exploration, development and mining industry, including a large Placer Dome gold mine, and a business analyst position with chemical manufacturer Methanex Corporation. Mr. Chmelauskas has a Bachelor of Applied Science in Geological Engineering from the University of British Columbia and a Master of Business Administration from Queen’s University.

Donald H. Christie, CA — Director. Mr. Christie is a Chartered Accountant and currently a Partner and Chief Financial Officer with Alexander Capital Group. He is a director of Solvista Gold Corporation (SVV:TSXV) (formerly Alpha One Corporation). Prior to his involvement with Alexander Capital Group, Mr. Christie co-founded Ollerhead Christie & Company Ltd., a privately held Toronto investment banking firm which sourced, structured and syndicated debt private placements and provided financial advisory services to a client base comprised primarily of colleges, universities, school boards and provincial government agencies. Prior to founding Ollerhead Christie & Company Ltd., Mr. Christie served as Vice President and a director of Newcourt Capital Inc., formerly the corporate finance subsidiary of then publicly traded Newcourt Credit Group (TSX, NYSE), which subsequently combined with the CIT Group, Inc. While at Newcourt, Mr. Christie was involved in the structuring and syndication of over $1.5 billion of transactions. Mr. Christie holds a B.Comm degree from Queen’s University.

K. Sethu Raman, Ph.D — Director. Dr. Raman is a professional geologist with over 40 years of international experience in all phases of exploration and development and has held senior executive positions in several public mining companies. He spent 13 years with Campbell Chibougamau Mines, Campbell Resources and Royex Gold Group of companies (now Barrick Gold) in various management positions including Vice President (1980-86) where he played a key role in gold discovery and development of six operating gold mines and major acquisitions including Hemlo Gold Mine and the Nickel Plate Gold Mine. From 1986 to 2004, Dr. Raman was President and CEO of Holmer Gold Mines Limited which over the years discovered and developed the Timmins Gold deposit. On December 31, 2004, Lake Shore Gold Corp., a TSX listed company, acquired all of the issued and outstanding shares of Holmer. Dr. Raman is currently a director of Moneta Porcupine Mines (TSX:ME), Crescent Resources Limited (formerly Nico Mining Limited) (TSX:RCB) and Altai Resources Inc. (TSXV:ATI). Dr. Raman holds a Ph.D (1970) in geology from Carleton University, Ottawa and a UNESCO Post-Graduate Diploma (1965) from University of Vienna, Austria.

Corporate Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Other than as described below, no Nominee is, as at the date hereof, or has been, within 10 years before the date hereof, a director, chief executive officer or chief financial officer of any company (including the Corporation) that, (a) was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days that was issued while the Nominee was acting in the capacity as director, chief executive officer or chief financial officer; or (b) was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Gregory Bowes has been a director of Industrial Minerals since June 23, 2008 and became the Chief Executive Officer and Chief Financial Officer of Industrial Minerals on May 10, 2010. On August 18, 2009, Industrial Minerals, which is a Delaware corporation which is quoted on the over-the-counter bulletin board in the United States, was advised by the BCSC that the BCSC had issued a cease trade order against it for failure to file a NI 43-101 compliant technical report in connection with the November 2007 announcement by Industrial Minerals of a Mineral Resource estimate and the results of a preliminary assessment for the Bissett Creek Project and subsequent similar disclosure. Industrial Minerals had been designated a reporting issuer in British Columbia by the BCSC pursuant to BCI 51-509 on September 15, 2008. The technical report had been completed and Industrial Minerals’ disclosure was consistent with it, but the report was not filed with the BCSC due to the financial difficulties being experienced by Industrial Minerals. The BCSC issued a full revocation of the cease trade order effective March 10, 2011. Industrial Minerals intends to cease being a reporting issuer in British Columbia under BCI 51-509.

Dr. Sethu Raman was a director of Visa Gold Explorations Inc., a TSX listed company, from October 2000 to June 2003. Trading in Visa Gold Explorations Inc. was halted in June 2003 for failure to file financial statements for the period ending December 31, 2002. On June 20, 2003, Dr. Raman resigned as a director. On January 13, 2004, the BCSC issued a cease trade order against the company.

No Nominee: (a) is, as at the date hereof, or has been within 10 years before the date hereof, a director or executive officer of any company (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (b) has, within the 10 years before the date of hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the Nominee.

No Nominee has been subject to: (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable shareholder in deciding whether to vote for a Nominee.

IF ANY OF THE NOMINEES IS FOR ANY REASON UNAVAILABLE TO SERVE AS A DIRECTOR, PROXIES IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR ANOTHER NOMINEE IN THEIR DISCRETION UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS, HER OR ITS COMMON SHARES ARE TO BE WITHHELD FROM VOTING IN THE ELECTION OF DIRECTORS.

Special Business — Approval of the Stock Option Plan

The Corporation’s Stock Option Plan, the full text of which is attached as Schedule “A” to this Circular, is a “rolling” option plan. Pursuant to the requirements of the TSX Venture Exchange (the “Exchange”) for “rolling” option plans, the Corporation must obtain shareholder approval for the Stock Option Plan on an annual basis, as described in Policy 4.4 of the Exchange (“Exchange Policy 4.4”). Accordingly, the Shareholders entitled to vote in respect of the approval of the existing Stock Option Plan are being asked to vote in favour of the resolution approving the Stock Option Plan (the “Stock Option Plan Resolution”), the full text of which is as follows:

“BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

1.

the stock option plan of Northern Graphite Corporation, a copy of which is included as Schedule “A” to the management information circular of the Corporation dated July 11, 2011, is hereby confirmed, ratified and approved; and

2.

any one director or officer of the Corporation, is hereby authorized, for and on behalf of the Corporation, to execute and deliver all such documents and instruments and to do all other things as in the opinion of such directors or officers may be necessary or desirable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such document or instrument, and the taking of any such action.”

The Board of Directors has concluded that the Stock Option Plan is in the best interest of the Corporation and its shareholders. Accordingly, the Board of Directors recommends that Shareholders vote in favour of the Stock Option Plan Resolution.

Unless otherwise directed, the persons named in the enclosed form of proxy intend to vote FOR the approval of the Stock Option Plan Resolution. A majority of the votes cast by Shareholders at the Meeting is required to approve the Stock Option Plan Resolution.

STATEMENT OF EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes and explains the compensation program for the Chief Executive Officer and Chief Financial Officer of the Corporation in respect of the financial year ended December 31, 2010 (the “Named Executive Officers” or “NEOs”). The Corporation had no other executive officer whose salary and bonus exceeded $150,000 during the financial year ended December 31, 2010.

The Corporation completed an initial public offering on April 18, 2011. Prior to this time, the Corporation operated without significant executive compensation arrangements. Effective May 1, 2011, following the completion of the Corporation’s initial public offering, the Chief Executive Officer and the Chief Financial Officer became employees of the Corporation and entered into executive employment agreements with the Corporation. The compensation arrangements under these agreements are comprised of both a fixed component and an at-risk component. The at-risk component will be composed of certain incentives. The compensation program aims to ensure total remuneration is competitive by market standards and links rewards with the short-term and long-term strategic goals and performance of the Corporation. Including the new employment agreement with Chief Executive Officer and on a go forward basis, the Board of Directors will establish the remuneration of the Chief Executive Officer on the basis of a recommendation from the Compensation and Nomination Committee. In addition, the Compensation and Nomination Committee, based on the recommendation of the Chief Executive Officer, will establish the remuneration of executives reporting to the Chief Executive Officer, including their participation in incentive plans offered by the Corporation. For a description of the agreements or arrangements that are or were in place with respect to the Named Executive Officers, see “Employment Agreements and Management Contracts”.

During the year ended December 31, 2010, Gregory B. Bowes, a director and Chief Executive Officer of the Corporation, was paid a total of $97,500. There were no bonus plans in place and no bonuses were paid to the NEO’s during the year ended December 31, 2010, nor did the Corporation have any security-based compensation arrangements in place or awards granted thereunder during the year ended December 31, 2010.

The Corporation will use the granting of stock options as part of its compensation strategy. As a junior mining exploration company with no revenue, stock options will be used mainly to offer additional incentive and compensation for services. Stock options will also be used to provide an incentive for executive officers to remain associated with the Corporation and to a lesser extent to increase ownership in the Corporation.

Option-Based Awards

The Board of Directors has the responsibility to administer the compensation policies related to the executive management of the Corporation, including option-based awards. The Corporation’s stock option plan has been and will be used to provide share purchase options which are granted in consideration of the level of responsibility of executive officers as well as their impact or contribution to the longer-term operating performance of the Corporation. At present, there is no formal process in place that the Corporation uses to grant stock options to executive officers. Generally, options have been approved and granted by the Board of Directors on the recommendation of the Chief Executive Officer. In recommending the number of options to be granted to executive officers, the Chief Executive Officer has taken into consideration the efforts and services provided to the Corporation, the amount of options previously granted and the total number of options reserved for issuance under the stock option plan. On a going forward basis, it is expected that option-based awards will be determined by the Compensation and Nomination Committee based on recommendations from the Chief Executive Officer.

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered by the Named Executive Officers for the years ended December 31, 2010, 2009 and 2008. During this time, the Corporation had no other officers who received total compensation exceeding $150,000.

	September 30,		September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
Summary Compensation Table
Name and Principal Position	Year	Salary		Share- Based Awards	Option- Based Awards	Non-Equity Incentive Plan Compensation	Pension Value	All Other Compensation	Total Compensation
Gregory Bowes (1) Chief Executive Officer	2010 2009 2008	$ $	97,500 81,165 Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	$97,500 Nil Nil
Stephen Thomson (2) Chief Financial Officer	2010 2009 2008		Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Miles Nagamatsu (2) Chief Financial Officer	2010 2009 2008		$32,000 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	$32,000 Nil Nil

Notes:

(1)	Gregory Bowes was appointed President and Chief Executive Officer on May 10, 2009. Mr. Bowes resigned as President on February 1, 2011 and Don Baxter was appointed as President on February 1, 2011.

(2)

Stephen Thompson CA, CPA (Illinois) was appointed as Chief Financial Officer on February 1, 2011. Miles Nagamatsu served as Chief Financial Officer of the Corporation from May 1, 2010 until February 1, 2011.

For a description of the agreements or arrangements that are or were in place with respect to the Named Executive Officers, see “Compensation Discussion and Analysis” and “Employment Agreements and Management Contracts”.

Long-Term Incentive Plan Awards and Stock Appreciation Rights

The Corporation does not maintain any long-term incentive plans and does not grant stock appreciation rights.

Incentive Plan Awards

Outstanding Share-Based Awards and Option-Based Awards

The Corporation did not have any share-based or option-based awards outstanding as of December 31, 2010.

Incentive Plan Awards — Value Vested or Earned During the Year

The Corporation did not have any share-based awards, option-based awards or non-equity incentive plan compensation awards outstanding during the year ended December 31, 2010.

Pension Plan Benefits

The Corporation does not have a pension plan that provides for payments or benefits to the Named Executive Officers at, following, or in connection with retirement.

Employment Agreements and Management Contracts

The Corporation and its former parent, Industrial Minerals Inc. (“Industrial Minerals”) entered into a management contract effective May 1, 2009 with Bowes & Company, Management Ltd. (“BCO”) to provide the services of Gregory Bowes as Chief Executive Officer to the Corporation at an annual rate of $150,000. Pursuant to the terms of the agreement, BCO was granted 2,000,000 common shares of Industrial Minerals and was paid a monthly retainer of $6,000 from May 1, 2009 until September 30, 2009, at which time the monthly retainer was increased to $15,000 and BCO was granted an additional 2,000,000 common shares of Industrial Minerals. No cash payments were due under the contract until the Corporation was successful in raising at least $300,000 in financing. In addition, BCO was entitled to a success fee equal to 2% of the aggregate principal amount of any financings. The agreement with BCO was subsequently amended effective October 1, 2009 to reduce the monthly retainer to $12,500 retroactive back to October 1, 2009, eliminate the success fee on financings on all but certain secured note financings by the Corporation, and grant BCO an additional 2,500,000 shares of Industrial Minerals. The contract could be cancelled by the Corporation and Industrial Minerals for cause at any time, and without cause upon payment of three times the monthly retainer.

Effective May 1, 2011, the Corporation entered into an employment agreement with Mr. Bowes. The terms of the employment agreement were determined through negotiation between Mr. Bowes and the Compensation and Nomination Committee. Pursuant to the terms of the agreement, the Corporation shall pay Mr. Bowes a minimum base salary of $200,000 per annum. The salary shall be reviewed annually by the Board of Directors of the Corporation during the term of the agreement and, when increased, such higher amount shall then be the minimum base annual salary hereunder. Mr. Bowes shall be entitled to participate in any Stock Option Plan and any executive management performance bonus plan or any successor company related bonus plan. Mr. Bowes shall be entitled to participate in any group insurance, hospital, and major medical and disability benefits provided that he has fulfilled all eligibility requirements for such benefits. Mr. Bowes shall be entitled to participate in any group applicable savings or retirement plans or be reimbursed for similar benefits under a personally tailored plan as approved by the Board of Directors, or other fringe benefits of the Corporation as established by the Corporation from time to time for management personnel, provided that he has fulfilled all eligibility requirements for such benefits. The Corporation may terminate the agreement for cause at any time with no further obligation to Mr. Bowes. The Corporation may terminate the agreement without cause at any time by providing a lump sum payment equal to one month of salary for each year of service from May 1, 2011, such lump sum not to be less than 18 months and not greater than 24 months of Mr. Bowes’ salary. Mr. Bowes may terminate the agreement at any time upon providing two months’ notice subject to certain terms. If employment by the Corporation is terminated within 60 days before or within 180 days after a change in control of the Corporation, or Mr. Bowes’ duties are changed and are no longer reflective of his status and qualifications prior to the change in control, or Mr. Bowes is asked to relocate as the result of a change in control, then he shall be entitled to receive a lump sum payment equal to two times the annual salary at the time of termination. All of the stock options granted to Mr. Bowes under the Stock Option Plan of the Corporation shall become immediately exercisable and vested and shall remain exercisable for a period of one year from the date of termination of Mr. Bowes if there is a change of control. The agreement includes typical non-disclosure covenants in favour of the Corporation.

The Corporation entered into a contract dated February 1, 2011 with 1163863 Ontario Ltd. to provide the services of Don Baxter as President to the Corporation. 1163863 Ontario Ltd. is paid a monthly fee of $14,583.33. The Corporation may terminate the agreement at any time with six months’ notice and 1163863 Ontario Ltd. may terminate the agreement at any time with 60 days’ notice. If the agreement is terminated as a result of a change of control, Mr. Baxter is entitled to a payment equal to 12 times the monthly fee. The agreement includes typical non-disclosure covenants in favour of the Corporation.

The Corporation entered into a contract dated February 1, 2011 with 6943802 Canada Inc. to provide the services of Mr. Stephen Thompson as Chief Financial Officer to the Corporation. 6943802 Canada Inc. was paid $5,000 per month and the contract could be terminated upon four weeks’ notice by either party or six weeks’ notice if the notice period is within five weeks before, or one week after, the end of a financial quarter. The agreement included typical non-disclosure covenants in favour of the Corporation.

Effective May 1, 2011, the Corporation entered into an employment agreement with Mr. Thompson. The terms of the employment agreement were determined through negotiation between Mr. Thompson and the Compensation and Nomination Committee. Pursuant to the terms of the agreement, the Corporation shall pay Mr. Thompson a minimum base salary of $167,500 per annum. The salary shall be reviewed annually by the Board of Directors of the Corporation during the term of the agreement and, when increased, such higher amount shall then be the minimum base annual salary hereunder. Mr. Thompson shall be entitled to participate in any Stock Option Plan and any executive management performance bonus plan or any successor company related bonus plan. Mr. Thompson shall be entitled to participate in any group insurance, hospital, and major medical and disability benefits provided that he has fulfilled all eligibility requirements for such benefits. Mr. Thompson shall be entitled to participate in any group applicable savings or retirement plans or be reimbursed for similar benefits under a personally tailored plan as approved by the Board of Directors, or other fringe benefits of the Corporation as established by the Corporation from time to time for management personnel, provided that he has fulfilled all eligibility requirements for such benefits. The Corporation may terminate the agreement for cause at any time with no further obligation to Mr. Thompson. The Corporation may terminate the agreement without cause at any time by providing a lump sum payment equal to one month of salary for each year of service from May 1, 2011, such lump sum not to be less than 6 months and not greater than 24 months of Mr. Thompson’s salary. Mr. Thompson may terminate the agreement at any time upon providing one months’ notice subject to certain terms. If employment by the Corporation is terminated within 60 days before or within 180 days after a change in control of the Corporation, or Mr. Thompson’s duties are changed and are no longer reflective of his status and qualifications prior to the change in control, or Mr. Thompson is asked to relocate as the result of a change in control, then he shall be entitled to receive a lump sum payment equal to one times the annual salary at the time of termination. All of the stock options granted to Mr. Thompson under the Stock Option Plan of the Corporation shall become immediately exercisable and vested and shall remain exercisable for a period of one year from the date of termination of Mr. Thompson if there is a change of control. The agreement includes typical non-disclosure covenants in favour of the Corporation.

Termination and Change of Control Benefits

The Corporation’s former management agreement with BCO included termination benefits in the event the agreement was terminated by the Corporation without cause. If the agreement had been terminated by the Corporation without cause on December 31, 2010, the estimated payment would have been $37,500, payable in one lump-sum payment.

The Corporation’s employment agreement with Mr. Bowes, effective as of May 1, 2011, includes termination benefits in the event the agreement is terminated by the Corporation without cause. If the agreement were terminated by the Corporation without cause, the estimated minimum payment would be $300,000, payable in one lump-sum payment. If the agreement were terminated after a change in control, the estimated payment would be $400,000, payable in one lump-sum payment.

The Corporation’s former contract with 1163863 Ontario Ltd. included change of control benefits. If the contract had been terminated by the Corporation as a result of a change of control on December 31, 2010, the estimated payment would have been $174,999.96.

The Corporation’s employment agreement with Mr. Thompson, effective as of May 1, 2011, includes termination benefits in the event the agreement is terminated by the Corporation without cause. If the agreement were terminated by the Corporation without cause, the estimated minimum payment would be $83,750, payable in one lump-sum payment. If the agreement were terminated after a change in control, the estimated payment would be $167,500, payable in one lump-sum payment.

Director Compensation

Director Compensation Table

No compensation was paid to the Corporation’s non-executive directors during the financial year ended December 31, 2010.

Narrative Discussion

Non-executive directors did not receive any compensation from the Corporation prior to the completion of its initial public offering on April 18, 2011. Directors do not receive any additional remuneration for serving on the Audit Committee, the Compensation and Nomination Committee or the Corporate Governance Committee. The Corporation also reimburses directors for out-of-pocket expenses related to their attendance at meetings.

Non-executive directors are also entitled to participate in the Corporation’s Stock Option Plan. Non-executive directors did not receive any options from the Corporation prior to the completion of its initial public offering on April 18, 2011. In connection with the completion of the offering, options to acquire an aggregate of 900,000 Common Shares were granted to the Corporation’s non-executive directors on April 18, 2011, exercisable at a price of $0.50 per share for a period of five years.

Directors Share-Based Awards and Option-Based Awards

The Corporation did not have any share-based or option-based awards outstanding as of December 31, 2010. In connection with the completion of the Corporation’s initial public offering, options to acquire an aggregate of 900,000 Common Shares were granted to the Corporation’s non-executive directors on April 18, 2011, exercisable at a price of $0.50 per share for a period of five years.

Directors Incentive Plan Awards — Value Vested or Earned During the Year

The Corporation did not have any share-based awards, option-based awards or non-equity incentive plan compensation awards outstanding during the year ended December 31, 2010.

SECURITIES AUTHORIZED FOR

ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The Corporation did not have any Common Shares issuable upon the exercise of options as at December 31, 2010. The following table sets forth as of July 11, 2011, the number of Common Shares to be issued upon exercise of outstanding options, the weighted exercise price of such outstanding options and the number of securities remaining available for future issuance under all equity compensation plans previously approved the Corporation’s shareholders and all equity plans not approved by the Corporation’s shareholders.

Equity Compensation Plan Information

	September 30,	September 30,	September 30,
Plan Category	Number of Common Shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of Common Shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)[1]
Equity compensation plans approved by security holders	Nil	N/A	N/A

Equity compensation plans not approved by security holders	2,950,000	$0.50	207,541

Total	2,950,000	$0.50	207,541

Notes:

1.	Based on 10% of 31,575,405 Common Shares being issued and outstanding at July 11, 2011 there were 3,157,541 shares reserved for issuance pursuant to the Corporation’s stock option plan.

Stock Option Plan

The Corporation’s stock option plan (the “Stock Option Plan”) is designed to motivate and retain directors, officers, key employees, and other service providers, and to align their interests with those of the Corporation’s shareholders. Participation in the Stock Option Plan rewards overall corporate performance, as measured through the price of the Common Shares. In addition, the Stock Option Plan enables executives, including directors, to develop and maintain a significant ownership interest in the Corporation. All options that have been granted under the Stock Option Plan have been issued at an exercise price not less than the closing market price of the Common Shares on the date prior to the date of the grant. A copy of the Stock Option Plan is attached as Schedule “A” to this Circular.

Long-term incentives for executive officers and directors have been provided through options granted under the Stock Option Plan. As the Corporation’s business focuses on the exploration and development of mineral properties, options are used to provide incentives to the directors and executive officers of the Corporation and are intended to be an important part of compensation. The Corporation may amend its stock option policies as it moves further towards commencing commercial production in respect of mineral properties and continues to review the appropriateness of all forms of compensation paid to its directors and executive officers.

The Board of Directors of the Corporation may from time to time, in its discretion, and in accordance with the rules and regulations of the TSXV, grant to directors and officers of the Corporation, and bona fide Employees, Consultants, or Management Corporation Employees (all as defined in the policies of the TSXV) of the Corporation, non-transferable options to purchase Common Shares for a period of up to five years from the date of the grant; provided, that the number of Common Shares reserved for issuance may not exceed 10% of the issued Common Shares at the time of the grant of an option.

The securities offered under the Stock Option Plan consist of options to acquire up to a maximum of 10% of the issued Common Shares at the time of the grant of an option. The aggregate number of Common Shares to be delivered upon the exercise of all options granted under the Stock Option Plan will not exceed the maximum number of Common Shares permitted under the rules of any stock exchange on which the Common Shares are then listed or the rules of any other regulatory body having jurisdiction over the Common Shares. If any option granted under the Stock Option Plan expires or terminates for any reason without having been exercised in full, the unpurchased Common Shares subject thereto will again be available for the purpose of the Stock Option Plan. Each option granted under the Stock Option Plan is non-assignable and non-transferable.

The number of Common Shares subject to an option to a participant, other than a Consultant (as defined in the policies of the TSXV) and an Employee (as defined in the policies of the TSXV) conducting Investor Relations Activities (as defined in the policies of the TSXV) will be determined by a committee authorized under the Stock Option Plan, but no participant, where the Corporation is listed on any stock exchange, will be granted an option which exceeds the maximum number of shares permitted under any stock exchange on which the Common Shares are then listed or other regulatory body having jurisdiction, which maximum number of shares is presently an amount equal to 5% of the then issued and outstanding Common Shares (on a non-diluted basis) in any 12-month period.

The maximum number of Common Shares subject to an option to a participant who is a Consultant is presently limited to an amount equal to 2% of the then issued and outstanding Common Shares (on a non-diluted basis) in any 12-month period. The number of options granted to all persons in aggregate who are employed to perform Investor Relations Activities is presently limited to an amount equal to 2% of the then issued and outstanding Common Shares (on a non-diluted basis) in any 12 month period. Options granted to Consultants performing Investor Relations Activities must vest in stages over a 12 month period with no more than 25% of the options vesting in any three month period.

The exercise price of the Common Shares covered by each option shall be determined by the Board of Directors. The exercise price will not be less than the price permitted by any stock exchange on which the Common Shares are then listed or other regulatory body having jurisdiction. Currently, the TSXV requires that the exercise price of the options must be equal to or greater than the Discounted Market Price (as defined in the policies of the TSXV). The exercise price of options is solely payable in cash.

The ability of the options to be exercised and the obligation of the Corporation to issue and deliver Common Shares in accordance with the Stock Option Plan is subject to any approvals which may be required from the shareholders of the Corporation, or any regulatory authority or stock exchange having jurisdiction over the securities of the Corporation.

So long as it remains a policy of the TSXV, the Corporation must obtain disinterested shareholder approval for: (i) any reduction in the exercise price of an option if the relevant participant in the Stock Option Plan is an insider of the Corporation at the time of the proposed amendment; or (ii) the grant of options if the Stock Option Plan, together with all of the Corporation’s previously established and outstanding stock option plans or grants, could result at any time in the grant to insiders of the Corporation, within a 12 month period, of a number of options exceeding 10% of the issued Common Shares.

If a participant ceases to be a director, officer, employee or consultant, as the case may be, of the Corporation for any reason (other than death), she/he may, but only within the 90 days next succeeding her/his ceasing to be a director, officer, employee or consultant, exercise her/his option to the extent that she/he was entitled to exercise it at the date of such cessation provided that, in the case of a participant who is engaged in Investor Relations Activities on behalf of the Corporation, this 90 day period referenced herein will be shortened to 30 days. In the case of an optionee’s death, the optionee’s heirs or administrators can exercise any portion of the options for up to one year from the optionee’s death. Nothing contained in the Stock Option Plan, nor in any option granted pursuant to the Stock Option Plan, will confer upon any participant any right with respect to continuance as a director, officer, employee or consultant of the Corporation or of any affiliate.

The Stock Option Plan must be approved by the shareholders of the Corporation on an annual basis.

AUDIT COMMITTEE

National Instrument 52-110 — Audit Committees (“NI 52-110”) requires that certain information regarding the Audit Committee of a “venture issuer” (as that term is defined in NI 52-110) be included in the management information circular to be sent to the shareholders of a venture issuer in connection with the solicitation by management for the purpose of electing directors to its Board of Directors.

Audit Committee Charter

The Audit Committee of the Board of Directors operates under a written charter that sets out its responsibilities and composition requirements. A copy of the charter is attached as Schedule “B” to this Circular.

Composition of Audit Committee

The Audit Committee of the Corporation is comprised of Donald Christie CA, Jay Chmelauskas and Ronald Little. Mr. Christie serves as Chairman of the Audit Committee. The Audit Committee has been structured to comply with NI 52-110. Each member of the Audit Committee is independent within the meaning of NI 52-110. In addition, each member of the Audit Committee is financially literate within the meaning of NI 52-110. In considering criteria for the determination of financial literacy, the Board of Directors looks at the ability to read and understand financial statements that present the breadth and level of complexity of accounting issues that are generally comparable to those issues that can be reasonably expected to be raised by the Corporation’s financial statements.

Relevant Education and Experience

Each member of the Corporation’s Audit Committee has adequate education and experience that is relevant to their performance as an Audit Committee member and, in particular, education and experience that have provided the member with: (a) an understanding of the accounting principles used by the Corporation to prepare its financial statements and the ability to assess the general application of those principles in connection with estimates, accruals and reserves; (b) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements or experience actively supervising individuals engaged in such activities; and (c) an understanding of internal controls and procedures for financial reporting. In particular: (i) Mr. Christie is a Chartered Accountant with many years of experience with financial reporting and public companies, and he is currently Chief Financial Officer of Alexander Capital Group, a Toronto-based investment banking company; (ii) Mr. Chmelauskas holds a Master’s Degree in Business Administration, and he is currently President of Western Lithium Corp. and was previously President and CEO of China Gold International Resources Corp. Ltd., both publicly listed companies, and is familiar and experienced with financial statements and the reporting requirements of public companies; and (iii) Mr. Little has over 15 years’ experience in managing public companies and is familiar with, and experienced in, the analysis of financial statements and public company reporting requirements. In these capacities, they have had experience preparing, analyzing or evaluating financial statements for public companies or actively supervising individuals engaged in such activities, and have developed an understanding of the accounting principles used by the Corporation to prepare its financial statements and an understanding of internal controls and procedures for financial reporting.

Audit Committee Oversight

During the fiscal year ended December 31, 2010, all recommendations of the Audit Committee to nominate or compensate the Corporation’s external auditor were adopted by the Board of Directors.

Pre-Approval Policies and Procedures

Included as part of the Audit Committee’s charter is the responsibility of the Audit Committee to pre-approve all non-audit services to be provided to the Corporation by its external auditor. See Schedule “B” attached to this Circular.

External Auditor Service Fees

The following table summarizes the fees billed by Meyers Norris Penny LLP, Chartered Accountants, 2300-1055 Dunsmuir Street, P.O. 49148, Vancouver, British Columbia V7X 1J1, the external auditors of the Corporation, for the financial years ended December 31, 2010 and 2009:

	September 30,		September 30,
Category	Year ended December 31, 2010 ($)		Year ended December 31, 2009 ($)
Audit Fees	33,000		16,000
Audit Related Fees	Nil	(1)	Nil
Tax Fees	4,800	(1)	1,500	(1)
All Other Fees	Nil		Nil

Notes:

(1)	Payment for review of the Corporation’s interim financial statements in connection with its initial public offering.

(2)	The Corporation’s auditors also prepare the Corporation’s corporate tax returns.

CORPORATE GOVERNANCE

National Instrument 58-101 — Disclosure of Corporate Governance Practices (“NI 58-101”) requires the Corporation to disclose annually its corporate governance practices.

The Board of Directors is committed to a high standard of corporate governance practices. The Board of Directors believes that this commitment is not only in the best interest of the Corporation’s shareholders but that it also promotes effective decision making at the Board of Directors level.

Board of Directors

The Board of Directors of the Corporation is comprised of six members. Five of these directors, Messrs. Chmelauskas, Christie, Little, Raman and Scarr are independent. Gregory Bowes is Chief Executive Officer of the Corporation and therefore is not independent. A majority of the Corporation’s current directors are independent and a majority of the Corporation’s directors will continue to be independent following the completion of the Offering.

The Board of Directors has responsibility for the stewardship of the Corporation. In carrying out this mandate, the Board of Directors meets regularly and a broad range of matters are discussed and reviewed for approval. These matters include overall corporate plans and strategies, budgets, internal controls and management information systems, risk management as well as interim and annual financial and operating results. The Board of Directors is also responsible for the approval of all major transactions, including equity issuances, acquisitions and dispositions, as well as the Corporation’s debt and borrowing policies. The Board of Directors strives to ensure that actions taken by management correspond closely with the objectives of the Board of Directors and the Corporation’s shareholders.

The following directors of the Corporation currently serve on the boards of other reporting issuers (or the equivalent) as listed below:

Name	Name of Reporting Issuer	Exchange

Gregory B. Bowes	Industrial Minerals, Inc.	OTC-BB
	Mazorro Resources Inc.	TSXV

Ronald N. Little	Orezone Gold Corporation Global Minerals Ltd.	TSX TSXV

Jay Chmelauskas	Tri-River Ventures Inc.	TSXV

Donald H. Christie	Solvista Gold Corporation	TSX-V

K. Sethu Raman	Moneta Porcupine Mines Crescent Resources Limited Altai Resources Inc.	TSX TSX TSXV

Board Mandate

The written mandate of the Board of Directors is attached as Schedule “C” to this Circular.

Position Descriptions

The Board of Directors has not developed written position descriptions for the chair of each committee of the Board of Directors, and the Board of Directors and its Chief Executive Officer have not developed a written position description for the Chief Executive Officer. The Board of Directors and the Chief Executive Officer will consider the development of written position descriptions following the completion of the Offering, taking into consideration the size of the Corporation and its Board of Directors, the stage of the Corporation’s development and enabling the Board of Directors and its committees to operate in an efficient and flexible manner. In the meantime, the Board of Directors expects the Chairman of the Board of Directors to provide leadership and to manage the Board of Directors and ensure that it carries out its duties and responsibilities according to its mandate, and the Chief Executive Officer reports to the Board of Directors. Similarly, the Board of Directors expects the chairman of each committee to provide leadership and to manage the committee and ensure that the committee carries out its duties and responsibilities according to its mandate.

Orientation and Continuing Education

The Corporation does not have a formal orientation and education program for new directors. The Corporation has not held a formal orientation for the members of its Board of Directors, but the members of the Board of Directors have been made aware of the Corporation and its operations, activities and plans throughout the course of the Corporation’s pre-Offering reorganization and the conduct of the Offering. The Corporation will make directors aware of current disclosure, governance and reporting guidelines and regulations in connection with the completion of the Offering, and directors are also encouraged to keep informed of new developments individually. Board members are also encouraged to communicate with management, auditors and technical consultants as required.

Ethical Business Conduct

The Corporation is committed to conducting its business in accordance with applicable laws, rules and regulations, and in accordance with industry standards of business ethics, and to full and accurate disclosure in compliance with applicable securities laws. In furtherance of the foregoing, the Corporation has adopted a written Code of Business Conduct and Ethics (the “Code”) which applies to all directors, officers and employees of the Corporation and sets forth specific policies to guide such individuals in the performance of their duties. A copy of the Code can be obtained by contacting the Corporation. The Corporation has also instituted a “whistle blower policy” whereby infractions can be reported to the Corporation’s Corporate Secretary or Audit Committee.

Under applicable corporate laws, any director or executive officer that has a material interest in a transaction or agreement that is being considered by the Corporation is required to declare a conflict of interest and is excluded from voting and from the decision making process with respect to that issue.

Nomination of Directors and Compensation

The Corporation’s Compensation and Nomination Committee is comprised of Sethu Raman, Don Christie and Ian Scarr. Each member of the Compensation and Nomination Committee is independent within the meaning of NP 58-201.

The Compensation and Nomination Committee oversees the remuneration, nomination and appointment policies and practices of the Corporation. The principal responsibilities of the Compensation and Nomination Committee include: (i) considering the Corporation’s overall remuneration strategy and, where information is available, verifying the appropriateness of existing remuneration levels using external sources for comparison; (ii) comparing the nature and amount of the Corporation’s directors’ and executive officers’ compensation to performance against goals set for the year while considering relevant comparative information, independent expert advice and the financial position of the Corporation; (iii) making recommendations to the Board of Directors in respect of director and executive officer remuneration matters with the overall objective of ensuring maximum shareholder benefit from the retention of high quality board and executive team members; (iv) considering nominees for independent directors of the Corporation; and (v) planning for the succession of directors and executive officers of the Corporation, including appointing, training and monitoring senior management to ensure that the Board of Directors and management have appropriate skill and experience.

No compensation consultant or advisor has been retained by the Corporation to date.

Other Board Committees

The Corporation has no current or proposed standing committees other than the Audit Committee, Nomination and Compensation Committee and Corporate Governance Committee.

Assessments

The Board of Directors has not conducted any assessment of the Board of Directors, its committees or individual directors. The Corporation will consider conducting such assessments as and when appropriate following the completion of the Offering. The Corporation has a relatively small Board of Directors which provides the opportunity for all directors to actively interact and to become familiar with one another. It is expected that any issues with respect to effectiveness and contribution would readily become apparent in this environment.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

No individual who is, or at any time during the most recently completed financial year of the Corporation was, a director or executive officer of the Corporation, no proposed nominee for election as a director of the Corporation and no associate of any such director, executive officer or proposed nominee for director is, or at any time since the beginning of the most recently completed financial year of the Corporation has been, indebted to the Corporation including indebtedness that would be the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as set forth in this Circular, no informed person (as such term is defined in National Instrument 51-102 — Continuous Disclosure Obligations) of the Corporation, nominee for election as a director of the Corporation or any associate or affiliate of any informed person or proposed director has or had any material interest, direct or indirect, in any transaction since the beginning of the Corporation’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Corporation.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

Management knows of no matters to come before the Meeting of shareholders other than as set forth in the Notice of Meeting. However, if other matters which are not known to the management should properly come before the Meeting, the accompanying proxy will be voted on such matters in accordance with the best judgment of the persons voting the proxy.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is available under the Corporation’s profile on SEDAR at www.sedar.com. Financial information is provided in the Corporation’s comparative audited financial statements and management’s discussion and analysis for the year ended December 31, 2010. Copies of the Corporation’s financial statements and management’s discussion and analysis may be obtained under the Corporation’s profile on SEDAR at www.sedar.com or upon written request to the Company Secretary at Suite 201, 290 Picton Avenue, Ottawa, Ontario K1Z 8P8.

DIRECTORS’ APPROVAL

The contents of this Circular and the sending of it to each director of the Corporation, to the auditors of the Corporation and to the shareholders of the Corporation entitled to notice of the Meeting, have been approved by the directors of the Corporation.

DATED as of the 11th day of July, 2011.

BY ORDER OF THE BOARD OF DIRECTORS

“Gregory B. Bowes”
Gregory B. Bowes Chief Executive Officer